Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information included in Post-Effective Amendment No. 50 to the Registration Statement (Form N-1A, No. 333-28339) of ProFunds.

/s/ Ernst & Young LLP

Columbus, Ohio

July 25, 2006